Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Pretium Packaging, L.L.C. and Pretium Finance, Inc. (the “Companies”) on Form 10-K for the period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George A. Abd, the Chief Executive Officer of the Companies, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

Date: December 19, 2011

/s/ George A. Abd
George A. Abd
Chief Executive Officer